Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

February 15, 2017

By Overnight Mail

Yamo M. Deniz, MD

Dear Yamo:

We are thrilled to present you with this offer of employment!  This letter agreement (the “Agreement”), along with the enclosed agreements discussed in more detail below, set forth the proposed terms of your employment with Flexion Therapeutics, Inc. (the “Company”), in the full-time position of Chief Medical Officer, reporting to Michael Clayman, Chief Executive Officer.  Please note, however, that your official appointment as the Company’s CMO is subject to formal approval by the Company’s Board of Directors (the “Board”), which is expected to vote on this matter on or about March 15, 2017.

Subject to the Board vote described above, this Agreement will become effective upon your execution below, and your agreed upon start date will be April 3, 2017.

Initial Compensation: Your initial compensation package includes the following:

•

Base Salary:  An initial base salary at the rate of $17,916.67 on a semi-monthly basis (which equates to $430,000 on an annualized basis), less payroll deductions and all required withholdings, payable in accordance with the Company’s standard payroll practices as may be modified from time to time (the “Base Salary”).  The Company will typically review the Base Salary in connection with its general performance review cycle, which, at present, occurs once per year;

•

Target Bonus:  A discretionary target performance bonus of 40% of the Base Salary (the “Bonus), calculated annually, subject to approval by the Board of Directors of the Company (the “Board”).  The amount of the Bonus shall be based upon Company performance, individual performance and, if applicable, achievement of specific objectives, each as determined by the Company in its sole discretion.  You must be employed in good standing at the time that bonuses are paid out to be eligible for the Bonus for a particular year.  Bonuses are paid on or before March 15 of the calendar year following the applicable “bonus” year; and

•	Sign On Bonus and Retention Bonuses: The Company will provide you with these

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

additional payments, subject to the terms herein:
(i)	A sign-on bonus of $75,000, to be paid to you with your first paycheck in April 2017;
(ii)	A retention bonus of $75,000, to be paid to you on or about April 3, 2018; and
(iii)	A retention bonus of $50,000, to be paid to you on or about April 3, 2019.

These three additional payments are referred to as the “Additional Bonuses”.  To be eligible for the Additional Bonuses, you must be employed in good standing as the CMO on the specified payment date and be in full compliance with your Proprietary Information Agreement (as defined herein).  Further, if your employment is terminated for any reason prior to the specified payment date, you shall receive no further Additional Bonuses.  And, if your employment is terminated by the Company for “Cause” or by you without “Good Reason” (each term as defined herein) within 24 months of your receipt of any Additional Bonuses, you agree to immediately repay the Additional Bonus(es) in full (the net after-tax amount) to the Company.  By way of example, if you terminate your employment without Good Reason on May 1, 2018, then (A) you would be required to promptly repay the $75,000 sign-on bonus and $75,000 retention bonus, and (B) you would not be eligible to receive the second retention bonus of $50,000.

•

Equity:  Subject to Board approval, you will be granted an option (the “Option”) under the Company’s 2013 Equity Incentive Plan (the “Plan”), to purchase 150,000 shares of common stock of the Company at an exercise price per share equal to the fair market value per share of the Company's common stock on the date of grant.  The Option will vest as to 25% of the shares of common stock underlying such Option on the one year anniversary of your start date and as to 1/48th of the shares of common stock underlying such Option in equal monthly installments on the last day of each month thereafter, subject to your continued employment with the Company.  All other terms, conditions, and limitations of the Option will be set forth in a stock option grant notice, the Company’s standard stock option agreement and the Plan (collectively, the “Equity Documents”, which shall govern your Option).  If there is a conflict between this Agreement and the Equity Documents, the Equity Documents shall govern.

In addition, subject to Board approval, you will be granted an additional option (the “Additional Option”) under the Company’s Plan, to purchase 25,000 shares of common stock of the Company at an exercise price per share equal to the fair market value per share of the Company’s common stock on the date of grant.  The vesting of the Additional Option will begin and will be contingent upon you

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

achieving a performance rating of “Exceeds Expectations” or above for 2017, as determined by the Company in its sole discretion. The other terms of this Additional Option will be set forth in a stock option grant notice, a separate stock option agreement and the Plan (such documents, for purposes of this Agreement, to be included in the definition of the “Equity Documents”), which shall govern the Additional Option).  As noted above, if there is a conflict between this Agreement and the Equity Documents, the Equity Documents shall govern.

You also will be eligible for additional equity grants as determined by the Company and the Board in their sole discretion.  Typically, the Company’s executive team (of which you will be a member) is considered for annual equity grants in connection with performance reviews.  The Company expects that if such additional grants are made, it initially would target a grant of an option to purchase 60,000 shares of common stock of the Company for you, as determined by the Company in its sole discretion.

Taxes:  The Company may withhold from any payments made under this Agreement all applicable taxes and other required withholdings, including but not limited to income, employment, and social insurance taxes, as shall be required by law.  You acknowledge and represent that the Company has not provided any tax advice to you in connection with this Agreement and that you have been advised by the Company to seek tax advice from your own tax advisors regarding this Agreement and payments that may be made to you pursuant to this Agreement.

Benefits:  You will be eligible to participate on the same basis as similarly situated employees in the Company’s benefit plans in effect from time to time during your employment.  All matters of eligibility for coverage or employee benefits under any benefit plan shall be determined in accordance with the provisions of such plan.  The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion.  For a brief overview of what is currently available, please see the attached summary.

Expenses; Temporary Housing Allowance; Relocation:  During your employment, the Company shall pay (or promptly reimburse you) for documented, out-of-pocket expenses reasonably incurred by you during performance of your duties, which expenses are consistent with the Company’s policies in effect from time to time with respect to business expenses, subject to the Company’s requirements with respect to reporting of such expenses.

The Company will provide a monthly allowance, not to exceed $3,700, for an apartment rental near the Company’s office.  The Company will provide this allowance for up to five months from your start date (i.e., it will be provided to you no later than August 2017).

Further, because you have agreed to relocate your family from New Jersey to the metro Boston area, the Company has agreed to reimburse you, up to a total maximum amount of

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

$125,000 (the “Relocation Expense Reimbursement Cap”), for your reasonable, approved relocation-related expenses (such as one house-hunting trip, shipment of personal goods, movers and related insurance coverage, utility costs for service hookups and related service charges, the closing costs for the sale of your personal residence in New Jersey, and reimbursement of taxes incurred by you with respect to any relocation-related expense reimbursements that are treated as taxable income to you, to the extent such expenses and tax reimbursements do not exceed the Relocation Expense Reimbursement Cap in the aggregate) (the “Reimbursed Relocation Expenses”), subject to the terms and conditions in this Agreement, any applicable Company policy, and the applicable IRS rules (such as the IRS Moving Expenses Guide, which has information and specific rules on reimbursement eligibility).  You have agreed to use your best efforts to relocate to the metro Boston area by September 1, 2017, and you agree that to be eligible to receive the Reimbursed Relocation Expenses, you must relocate within 12 months of your start date.  Further, if your employment is terminated for “Cause” or by you without “Good Reason” within 24 months of your receipt of the Reimbursed Relocation Expenses, you agree to immediately repay said amount in full to the Company.

Payment Upon Separation:  In the event of termination, regardless of the reasons for such termination, the Company shall pay your base salary and accrued but unused vacation up to and through the date of termination, less applicable payroll and tax withholdings (the “Accrued Obligations”).

Eligibility for Severance Pay:  If, at any time, your employment is terminated by the Company without Cause, as defined below, or by you with Good Reason, as defined below and, provided that you (a) sign and do not revoke a general release of legal claims in a form and scope acceptable to the Company (the “Release”, as more fully described in Appendix A) within the applicable deadline set forth therein and permit the Release to become effective in accordance with its terms, which must occur no later than the “Release Deadline”, as defined in Appendix A, and (b) fully comply with your obligations under the Proprietary Information Agreement (as defined herein), in addition to the Accrued Obligations, you shall be eligible to receive the following benefits:

(i)

You shall continue to receive your then-current Base Salary (ignoring any decrease that forms the basis for your termination for Good Reason, if applicable) for a 12-month period, paid over the Company’s normal payroll dates, that shall commence effective no later than on the day after the Release becomes fully effective.

(ii)

If you are eligible for and timely elect to continue your health insurance coverage under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985 or the state equivalent (“COBRA”) following your termination date, the Company will pay the COBRA group health insurance premiums for you and your eligible dependents

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

until the earliest of (A) the close of the 12-month period following the termination of your employment (the “COBRA Payment Period”), (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.  For purposes of this Section, references to COBRA premiums shall not include any amounts payable by you under a Section 125 health care reimbursement plan under the U.S. Internal Revenue Code.  Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot pay the COBRA premiums without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then regardless of whether you elect continued health coverage under COBRA, and in lieu of providing the COBRA premiums, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Health Care Benefit Payment”).  The Health Care Benefit Payment shall be paid in monthly installments on the same schedule that the COBRA premiums would otherwise have been paid and shall be equal to the amount that the Company would have otherwise paid for COBRA premiums, and shall be paid until the earlier of (i) expiration of the COBRA Payment Period or (ii) the date you voluntarily enroll in a health insurance plan offered by another employer or entity.

(iii)

If your termination occurs within twelve (12) months following a Change in Control (as defined in the Plan), then (A) the vesting of all of your outstanding equity awards (including the Option and the Additional Option) that are subject to time-based vesting requirements shall accelerate in full such that all such equity awards shall be deemed fully vested as of the date of such termination, and (B) you shall be eligible to receive the payments and benefits as described in the Change in Control Bonus Plan (the “CIC Plan”).

For the avoidance of doubt, you shall not be eligible for severance and continued benefits (other than the Accrued Obligations) if you resign without Good Reason, are terminated by the Company for Cause or due to your death or “Disability”.  For purposes of this Agreement, the following terms shall have the following meanings:

a)

“Cause” means the occurrence of any of the following events: (i) your commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) your attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) your material violation of any contract or agreement

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

between you and the Company, including the Proprietary Information, Inventions, Non-Solicitation, and Non-Competition Agreement (“Proprietary Information Agreement”), or of any statutory duty owed to the Company; or (iv) your willful failure to satisfactorily perform your job duties after receiving written notice of such deficiency and an opportunity to cure (of at least 15 business days); or (v) your engaging or participating in any activity which is injurious to the Company, which remains uncured after 15 days written notice thereof.  The determination whether a termination is for Cause shall be made by the Company in its sole and exclusive judgment and discretion.

b)

“Change in Control” is as defined in the Plan.  For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.  Notwithstanding the foregoing or any other provision of this Agreement, the Board may, in its sole discretion and without your consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations there under.

c)	“Disability” is as defined in the Plan.
d)

“Good Reason” means the occurrence of any of the following events, conditions or actions taken by the Company without Cause and without your written consent: (i) a material reduction of your Base Salary; provided, however, that Good Reason shall not be deemed to have occurred if a reduction in your Base Salary is pursuant to a salary reduction program affecting substantially all of the employees of the Company at your level and that does not adversely affect you to a greater extent than other similarly situated employees; (ii) a material reduction in your authority, duties or responsibilities; provided, however, that a change in your title or reporting relationships shall not alone provide the basis for a voluntary termination with Good Reason; (iii) a relocation of your principal place of employment with the Company to a place that increases your one-way commute by more than fifty (50) miles as compared to your then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business and your relocation from New Jersey to the metro Boston area); or (iv) a material breach by the Company of any material agreement between you and the Company concerning the terms and conditions of your employment; provided, however, that in each case above, for your resignation to be deemed to have been for Good Reason, you must first give the Company written notice of the action or omission giving rise to “Good Reason” within thirty (30) days after the first occurrence thereof; the Company must fail to reasonably cure such action or omission within thirty (30) days after

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

receipt of such notice (the “Cure Period”); and your resignation must be effective not later than thirty (30) days after the expiration of such Cure Period.

Section 409A and Section 280G:  Please see Appendix A, which sets forth key provisions regarding Internal Revenue Code Sections 409A and 280G.

Additional terms and conditions:  Please review these additional terms and conditions of your employment carefully.

At-Will Employment:  Your employment with the Company will be “at will”, and either you or the Company may terminate your employment at any time for any or no reason, with or without prior notice.  Along these same lines, please note that nothing in this offer letter is a promise or guarantee of employment for any specific period or for continued employment.

Proprietary Information Agreement; Other Conditions:  In addition, please be advised that this offer is contingent on: (a) your executing this offer letter within the time set forth herein and a Proprietary Information, Inventions, Non-Solicitation, and Non-Competition Agreement (“Proprietary Information Agreement”) as attached hereto; (b) your satisfying the eligibility requirements for employment in the United States; and (c) your satisfying a background and/or reference check.

Representations:  In addition to the above, by signing this Agreement you are representing that you have full authority to accept this position and perform the duties of the position without conflict with any other obligations and that you are not involved in any situation that might create, or appear to create, a conflict of interest with respect to your loyalty to or duties for the Company. You specifically warrant that you are not subject to an employment agreement or restrictive covenant preventing full performance of your duties to the Company. You agree not to bring to the Company or use in the performance of your responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless you have obtained express written authorization from the former employer for their possession and use. You also agree to honor all obligations to former employers during your employment with the Company.

Compliance with Rules, etc.:  You will comply at all times with (i) all Company policies, rules and procedures as they may be established, stated and/or modified from time to time at the Company’s sole discretion, and (ii) the terms of the Proprietary Information Agreement that you sign with the Company.  In this regard, among other things, you will be expected to comply at all times to the Company’s standards of professionalism, loyalty, integrity, honesty, reliability and respect for others.  You will also comply at all times with all laws and regulations applicable to the Company’s business and performance of your duties for the Company.  After receipt, you will sign and deliver to the Company acknowledgement of receipt forms for any policy statements provided to you.  As and when requested, you will also sign periodic forms to

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

certify your continuing full compliance with the Company’s policies.  You also agree that, during the term of your employment with the Company and at all times thereafter, upon reasonable request, you will fully cooperate with the Company and/or its representatives, without additional compensation, concerning any business matters or disputes of any kind about which you have, or may have, any relevant information.

Entire Offer; Miscellaneous:  By signing below, you acknowledge that the terms described in this Agreement, together with the Proprietary Information Agreement and Equity Documents referenced herein, set forth the entire understanding between us and supersedes any prior representations or agreements, whether written or oral; there are no terms, conditions, representations, warranties or covenants other than those contained herein, with the exception of standard Company employment policies (e.g., its Handbook), Code of Conduct, etc.  No term or provision of this Agreement may be amended waived, released, discharged or modified except in writing, signed by you and an authorized officer of the Company, except that the Company may, in its sole discretion, adjust salaries, incentive compensation, stock plans, benefits, job titles, locations, duties, responsibilities, and reporting relationships.

*****

Yamo, we look forward to your joining the Flexion team!  Please indicate your acceptance of this offer, and our Agreement, by signing below and returning to me.

Sincerely,

/s/ Michael D. Clayman

Michael D. Clayman, M.D.  Chief Executive Officer

ACCEPTED AND AGREED TO:

Name:  /s/ Yamo Deniz                     Date:February 15, 2017

Yamo Deniz

Attachments:

Proprietary Information, Inventions, Non-Solicitation, and Non-Competition Agreement

Employee Benefits Overview

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

Appendix A

This Appendix A is incorporated into the Agreement, as if fully set forth therein.

Section 409A:  Notwithstanding anything in this Agreement to the contrary, the following provisions apply to the extent severance benefits provided in the Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”).  Severance benefits shall not commence until you have a “Separation from Service” (as defined under U.S. Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder).  Each installment of severance benefits is a separate “payment” for purposes of Treasury Regulations Section l.409A-2(b)(2)(i), and the severance benefits are intended to satisfy the exemptions from application of Section 409A provided under Treasury Regulations Sections l.409A-l(b)(4), l.409A-l(b)(5) and l.409A-l(b)(9).  However, if such exemptions are not available and you are, upon Separation from Service, a “specified employee” for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences under Section 409A, the timing of the severance benefits payments shall be delayed until the earlier of (i) six (6) months and one day after your Separation from Service, or (ii) your death.

You shall receive severance benefits only if you execute and return to the Company the Release within the applicable period set forth therein and permit such Release to become effective in accordance with its terms, which date may not be later than sixty (60) days following the date of your Separation from Service (such latest permitted date, the “Release Deadline”).  If the severance benefits are not covered by one or more exemptions from the application of Section 409A and the Release could become effective in the calendar year following the calendar year in which your Separation from Service occurs, the Release will not be deemed effective any earlier than the Release Deadline.  None of the severance benefits will be paid or otherwise delivered prior to the effective date of the Release.  Except to the minimum extent that payments must be delayed because you are a “specified employee” or until the effectiveness of the Release, all amounts will be paid as soon as practicable in accordance with the schedule provided herein and in accordance with the Company’s normal payroll practices.

The severance benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly.

Notwithstanding anything to the contrary in this Agreement, all reimbursements for costs and expenses hereunder shall be paid in no event later than the end of the taxable year following the taxable year in which you incur such expense.  With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

The Company shall have no liability to you or to any other person if any of the provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but that do not satisfy an exemption from, or the conditions of, that section.

Section 280G:  If any payment or benefit you will or may receive from the Company or otherwise (a “280G Payment’ ) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) , then any such 280G Payment pursuant to this Agreement or otherwise (a “Payment’) shall be equal to the Reduced Amount.  The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for you.  If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “ProRata Reduction Method”).

Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows:  (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for you as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

Unless you and the Company agree on an alternative accounting firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

effective date of the change of control transaction triggering the Payment shall perform the foregoing calculations.  If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change of control transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.  The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a 280G Payment becomes reasonably likely to occur (if requested at that time by you or the Company) or such other time as requested by you or the Company.

If you receive a Payment for which the Reduced Amount was determined pursuant to clause (x) of the first paragraph of this section and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, you shall promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of the first paragraph of this section) so that no portion of the remaining Payment is subject to the Excise Tax.  For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) in the first paragraph of this section, you shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

July 19, 2017

Yamo Deniz

RE: Amendment to Offer Letter Agreement re Severance Benefits

Dear Yamo:

Reference is made to that certain letter agreement (the “Agreement”), dated February 15, 2017, by and between you and Flexion Therapeutics, Inc. (the “Company”), which sets forth the terms of your employment with the Company. This letter agreement (this “Amendment”) shall serve as an amendment to the Agreement. The purpose of this Amendment is to provide you with a greater amount of severance benefits if you are terminated under certain circumstances.  Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement.

Upon your execution of this Amendment in the space provided below, subsections (i) and (ii) of the section of the Agreement entitled “Eligibility for Severance Pay” shall be amended to read in their entirety as follows:

(i)

You shall continue to receive your then-current Base Salary (ignoring any decrease that forms the basis for your termination for Good Reason, if applicable) for a 15-month period, paid over the Company’s normal payroll dates, that shall commence effective no later than on the day after the Release becomes fully effective.

(ii) If you are eligible for and timely elect to continue your health insurance coverage under the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985 or the state equivalent (“COBRA”) following your termination date, the Company will pay the COBRA group health insurance premiums for you and your eligible dependents until the earliest of (A) the close of the 15-month period following the termination of your employment (the “COBRA Payment Period”), (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. For purposes of this Section, references to COBRA premiums shall not include any amounts payable by you under a Section 125 health care reimbursement plan under the U.S. Internal Revenue Code. Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot pay the COBRA premiums without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then regardless of whether you elect continued health coverage under COBRA, and in lieu of providing the COBRA premiums, the Company will instead pay you on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Health Care Benefit Payment”). The Health Care Benefit Payment shall be paid in monthly installments on the same schedule that the COBRA premiums would otherwise have been paid and shall be equal to the amount that the Company would have otherwise paid for COBRA premiums, and shall

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

be paid until the earlier of (i) expiration of the COBRA Payment Period or (ii) the date you voluntarily enroll in a health insurance plan offered by another employer or entity.

The Agreement, as updated by this Amendment, sets forth the entirety of the severance benefits and payments to which you may be entitled from the Company and supersedes any prior representations or agreements with respect to severance benefits and payments, whether written or oral, with the exception of any severance benefits you may be entitled to under (i) the Company’s 2013 Equity Incentive Plan or any other equity incentive plan maintained by the Company and the equity award grant documents thereunder that apply to your outstanding equity awards covering Company common stock and (ii) the Company’s Change in Control Severance Benefit Plan (the “CIC Severance Plan”).  The CIC Severance Plan provides for severance benefits upon your termination under certain circumstances in connection with a Change in Control (as defined in the CIC Severance Plan); if as a result of your termination or resignation you become entitled to such severance benefits under the CIC Severance Plan and you are also entitled to severance benefits under this Agreement, the severance benefits under the CIC Severance Plan shall be provided in lieu of the severance benefits you are entitled to under the Agreement, as updated by this Amendment (other than those you are entitled to by law). Except for the matters set forth in this Amendment, all other terms of the Agreement shall remain unchanged and in full force and effect.

If the foregoing correctly conforms to your understanding of the agreement between you and the Company, please sign and date this Amendment and return it to us by August 18, 2017.

Very truly yours,

Flexion Therapeutics, Inc.

/s/ Michael D. Clayman
Chief Executive Officer

Accepted and agreed:

/s/ Yamo Deniz
Yamo Deniz

Date: July 19, 2017____________________

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777

Flexion Therapeutics

10 Mall Road, Suite 301, Burlington MA  01803

www.flexiontherapeutics.com

info@flexiontherapeutics.com

781.305.7777

FLEXION THERAPEUTICS INC • 10 MALL ROAD • SUITE 301 • BURLINGTON • MA • 01803 • (781) 305 • 7777